                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 31, 2002

                             Bresler & Reiner, Inc.
             (Exact name of registrant as specified in its charter)

              Commission File Number: 1934 Act File Number: 1-13174

               Delaware                    O-6201            52-0903424
    (State of other jurisdiction of      (Commission      (I.R.S. Employer
     incorporation or organization)      File Number)     Identification No.)

            401 M Street, S.W., Waterside Mall, Washington, DC 20024 (Address of principal executive offices, including zip code)

        Registrant's telephone number including area code: (202) 488-8800

             INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION

                                                                                    Page
                                                                                    ----
BRESLER & REINER, INC.

Pro Forma (Unaudited) Condensed Consolidated Balance Sheet
   as of December 31, 2001                                                           F-3

Pro Forma (Unaudited) Consolidated Statement of
   Income for the twelve months ended December 31, 2001                              F-4

Notes and Management's Assumptions to Unaudited Pro Forma
   Consolidated Financial Information                                                F-5

ACQUISITION PROPERTIES

Report of Independent Public Accountants - Sarnia Corporation                        F-7

Statements of Revenues and Certain Expenses of
   Sarnia Corporation for the six months ended
   December 31, 2001 and 2000(Unaudited) and
   for the year ended June 30, 2001                                                  F-8

Notes to Statements of Revenues and Certain Expenses of Sarnia Corporation for
   the six months ended December 31, 2001 and 2000(Unaudited) and
   for the year ended June 30, 2001                                                  F-9

Item 7.  Financial Statements and Exhibits
-------  ---------------------------------

The following pro forma financial information is included as a first amendment to the Form 8-K dated January 31, 2002 and filed on April 15, 2002 for Bresler & Reiner, Inc.

(A)  Pro forma financial information beginning at page F-2

(B)  Historical financial information beginning at page F-6

(C)  Exhibits

     02.1  Consent of Independent Public Accountants dated April 15, 2002

                             BRESLER & REINER, INC.
                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The unaudited consolidated pro forma financial information presents, (i) the consolidated pro forma balance sheet of Bresler & Reiner, Inc. (B&R) as of December 31, 2001, as if the Sarnia Corporation acquisition occurred on December 31, 2001, and (ii) the consolidated pro forma income statements of B&R for the year ended December 31, 2001, as if the above transaction occurred just prior to the beginning of the period.

The unaudited consolidated pro forma financial information is not necessarily indicative of what B&R's actual results of operations or financial position would have been had these transactions been consummated on the dates indicated, nor does it purport to represent B&R's results of operations or financial position for any future period. The results of operations for the period ended December 31, 2001 are not necessarily indicative of the operating results for the full year.

The unaudited consolidated pro forma financial information should be read in conjunction with the consolidated financial statements and notes thereto included in the B&R Annual Report on Form 10-K for the year ended December 31, 2001. In management's opinion, all adjustments necessary to reflect these transactions have been made.

                             BRESLER & REINER, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF December 31, 2001
                                   (UNAUDITED)

                                         Historical    Additions (A)      Pro-Forma
                                       ----------------------------------------------

Rental property & equipment            $  97,156,000   $  16,573,000    $ 113,729,000
Construction in progress                   3,232,000                        3,232,000
Homes held for sale                          598,000                          598,000
Land held for investment                  14,145,000                       14,145,000
Receivables:
  Mortgage & notes, affiliates             2,577,000                        2,577,000
  Mortgage & notes, other                  4,391,000                        4,391,000
  Other                                    5,072,000         142,000        5,214,000
Investment in and advances to joint
  ventures and partnerships                3,295,000                        3,295,000
Cash and cash equivalents                  3,129,000         142,000        3,271,000
Cash deposits held in escrow               4,481,000       2,436,000        6,917,000
Investments                               59,077,000     (10,577,000)      48,500,000
Deferred charges and other assets          6,625,000         707,000        7,332,000
                                       ----------------------------------------------
        Total assets                   $ 203,778,000   $   9,423,000    $ 213,201,000
                                       ==============================================

Real estate loans payable              $  64,721,000   $   7,984,000    $  72,705,000
Notes payable                              7,775,000                        7,775,000
Accounts payable                             694,000         146,000          840,000
Accrued expenses                           2,823,000       1,293,000        4,116,000
Deposits                                   1,221,000                        1,221,000
Due to affiliate                              21,000                           21,000
Deferred income                                7,000                            7,000
Current income taxes payable                 346,000                          346,000
Deferred income taxes payable              2,837,000                        2,837,000
                                       ----------------------------------------------
        Total liabilities              $  80,445,000   $   9,423,000    $  89,868,000
Minority interest                         10,892,000                       10,892,000
Stockholders equity                      112,441,000                      112,441,000
                                       ----------------------------------------------
        Total liabilities and equity   $ 203,778,000   $   9,423,000    $ 213,201,000
                                       ==============================================

         The accompanying notes are an integral part of this statement.

                             BRESLER & REINER, INC.
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001
                                   (UNAUDITED)


                                                       Historical     Additions    Adjustments   Pro-Forma
                                                       -----------------------------------------------------
       Revenues
         Sales of homes and lots                       $ 4,855,000                              $ 4,855,000
         Other construction, net                           110,000                                  110,000
         Rental income - apartments                      2,728,000                                2,728,000
         Rental income - commercial                     32,358,000    $ 3,754,000                36,112,000
         Hotel income                                    7,711,000                                7,711,000
         Management fees, affiliates                       419,000                                  419,000
         Leasing fees, affiliates                          389,000                                  389,000
         Interest
            Affiliates                                     352,000                                  352,000
            Other                                        2,678,000                                2,678,000
         Gain on sale of realty interests, net             109,000                                  109,000
         Equipment leasing and vending                      22,000                                   22,000
         Income from equity investments                    130,000                                  130,000
         Other                                             187,000                                  187,000
                                                       ------------------------------------------------------
       Total revenues                                  $52,048,000    $ 3,754,000               $55,802,000

       Costs and expenses
         Cost of home and lot sales                    $ 4,701,000                              $ 4,701,000
         Rental expense - apartments                     1,711,000                                1,711,000
         Rental expense - commercial                    13,352,000    $ 1,482,000  $ 458,000(A)  15,292,000
         Hotel expense                                   5,585,000                                5,585,000
         Land development expense                          101,000                                  101,000
         General and administrative expenses             2,172,000                                2,172,000
         Interest expense                                2,000,000                   619,000(B)   2,619,000
         Equipment leasing and vending                      22,000                                   22,000
         Other                                             240,000                                  240,000
                                                       ------------------------------------------------------
       Total costs and expenses                        $29,884,000    $ 1,482,000  $ 1,077,000  $32,443,000

       Net income before income taxes and
         minority interest                             $22,164,000    $ 2,272,000  $(1,077,000) $23,359,000
       Provision for income taxes                        4,723,000                  418,000 (C)   5,141,000
                                                       ------------------------------------------------------

       Net income before minority interest             $17,441,000    $ 2,272,000  $(1,495,000) $18,218,000
       Minority interest                                 7,225,000                                7,225,000
                                                       ------------------------------------------------------

       Net income                                      $10,216,000    $ 2,272,000  $(1,495,000) $10,993,000
                                                       ======================================================


       Basic and diluted earnings per share            $      3.73                              $      4.01
                                                       ============                             =============


         The accompanying notes are an integral part of this statement.

                             BRESLER & REINER, INC.
            NOTES AND MANAGEMENT'S ASSUMPTIONS TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                          (DOLLAR AMOUNTS IN THOUSANDS)

1.   Basis of Presentation

     On January 31, 2002, Bresler & Reiner, Inc. (the "Company") announced the completion of the acquisition of Sarnia Corporation by a wholly owned subsidiary of Bresler & Reiner, Inc. Sarnia Corporation owns and operates an office park of approximately 15.76 acres located in Springfield, Virginia known as the Versar Center. Versar Center consists of two four-story office buildings. The total purchase price was $20 million in cash minus certain liabilities of Sarnia, which will be assumed by Bresler & Reiner, Inc.

2.   Adjustments to Pro Forma Condensed Consolidated Balance Sheet

          (A) Acquisition of Properties

                                                       Sarnia Corporation
                                                       ------------------

          Purchase price of Sarnia Corporation              $ 20,000,000
          Cash                                                  (142,000)
          Restricted cash                                     (2,436,000)
          Receivables, net                                      (142,000)
          Prepaid expenses and other assets                     (707,000)
                                                       -----------------
          Cost basis of rental property                       16,573,000
                                                       -----------------

          Purchase price of Sarnia Corporation              $ 20,000,000
          Mortgage loan                                       (7,984,000)
          Other accrued expenses                              (1,293,000)
          Accounts payable                                      (146,000)
                                                       -----------------
          Net cash paid                                     $ 10,577,000
                                                       =================

3. Reconciliation of Sarnia Income and Expenses for the twelve months ended December 31, 2001

     Prior to the acquisition of Sarnia by the Company, Sarnia had a fiscal year ending June 30th. Therefore, in order to calculate income for the twelve months ended December 31, 2001, certain adjustments were required. The following is a detail of the calculation:

                                           Plus          Less         Total
                         6 mos. Ended 12 mos. Ended 6 mos. Ended 12 mos. Ended
                          12/31/2001    6/30/2001    12/31/2000    12/31/2001
                          (Unaudited)               (Unaudited)   (Unaudited)
                         ------------------------------------------------------
        Rental Income -    1,894,000      3,626,000  1,766,000       3,754,000
        Commercial
        Rental Expense -     688,000      1,580,000    786,000       1,482,000
        Commercial

4.   Adjustments to Pro Forma Consolidated Statements of Operations

     (A) Depreciation and amortization has been adjusted based on the allocated purchase price of the assets acquired and an estimated useful life of 35 years, as if the purchase occurred on January 1, 2001 for the twelve months ended December 31, 2001.

     (B) Represents interest expense on the new debt. The effective interest rate was 7.75% at December 31, 2001.

     (C) Represents additional income tax expense to the Company.

  [ARTHUR ANDERSEN, LLP LETTERHEAD APPEARS HERE]


                    Report of Independent Public Accountants

To the Stockholders of Bresler & Reiner, Inc.:

We have audited the accompanying statement of revenues and certain expenses of Sarnia Corporation, as defined in Note 1, for the year ended June 30, 2001. This financial statement is the responsibility of Sarnia Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form 8-K/A of Bresler & Reiner, Inc.) as described in Note 1 and is not intended to be a complete presentation of Sarnia Corporation's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Sarnia Corporation for the year ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

Vienna, Virginia
August 16, 2001

                               Sarnia Corporation
                   Statements Of Revenues And Certain Expenses
         For The Six Months Ended December 31, 2001 and 2000 (Unaudited)
                        And The Year Ended June 30, 2001
                                 (in thousands)

                                     Six Months Ended             Six Months Ended
                                     December 31, 2000            December 31, 2001                 Year Ended
                                        (Unaudited)                  (Unaudited)                   June 30, 2001
                                ---------------------------    -----------------------      --------------------------
       Revenues                                  $   1,766                  $   1,894                        $   3,626

       Certain Expenses:
         Operating                                     786                        688                            1,580
                                ---------------------------    -----------------------      --------------------------

       Revenues less certain
       operating expenses

                                                 $     980                  $   1,206                        $   2,046
                                ===========================    =======================       =========================

   The accompanying notes are an integral part of these financial statements.

                               Sarnia Corporation
              Notes to Statements of Revenues and Certain Expenses
     For The Six Months Ended December 31, 2001 and 2000 (Unaudited) And For
                     The Year Ended June 30, 2001 (Audited)


1. Basis of Presentation and Significant Accounting Policies:

Property Acquired

The accompanying statements of revenues and certain expenses include the operations (see Basis of Presentation below) of Sarnia Corporation (Sarnia), acquired by Bresler & Reiner, Inc. (the Company) on January 31, 2002 from an unaffiliated third party for $20 million minus certain liabilities of Sarnia, which will be assumed by the Company. Sarnia owns and operates an office park of approximately 15.76 acres located in Springfield, Virginia known as Versar Center. Versar Center consists of two four-story office buildings.

Basis of Presentation

The accompanying statements of revenues and certain expenses are not intended to be a complete presentation of the actual operations of Sarnia Corporation for the periods presented. Certain revenues and expenses may not be comparable to the revenues and expenses expected in the future operations of Sarnia Corporation; however, the Company is not aware of any material factors relating to Sarnia Corporation that would cause the reported financial information not to be indicative of future operating results. Exclusions from revenues and expenses consist of interest expense, depreciation and amortization, and other income and costs not directly related to the future operations of Sarnia (general and administrative expenses and income tax expense).

These financial statements have been prepared for the purpose of complying with certain rules and regulations of the Securities and Exchange Commission. The financial information presented for the six month periods ended December 31, 2001 and 2000 is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the statements of revenues and certain expenses of Sarnia Corporation.

Revenue Recognition

All leases are classified as operating leases. Rental revenue is recognized as earned over the terms of the leases.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the periods presented. Actual results could differ from these estimates.

2.   Leasing Activity:

Minimum future rental revenues from leases in effect as of June 30, 2001 are as follows (in thousands):

                     Year                                 Amount
         ----------------------------                   ----------

         2002                                            $  3,518
         2003                                               3,630
         2004                                               3,652
         2005                                               3,220
         2006                                               1,765
         Thereafter                                         4,128
                                                        ---------

              Total                                      $ 19,913
                                                        =========

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 15th day of April 2002.

                                 BRESLER & REINER, INC.


                                          By: /s/ Charles S. Bresler
                                      ------------------------------------------
                                      Chairman of the Board
                                     (Chief Executive Officer)